                                                                   Exhibit 10.14

                             AMENDED AND RESTATED

                             PARTNERSHIP AGREEMENT

                                      OF

                             RIVER OAKS PARTNERS,

                        AN ILLINOIS GENERAL PARTNERSHIP

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----

ARTICLE I
     CERTAIN DEFINITIONS...................................................... 2
     1.1    "Act"............................................................. 2
     1.2    "Adjusted Capital Account Deficit"................................ 2
     1.3    "Affiliate"....................................................... 2
     1.4    "Agreement" or "Partnership Agreement"............................ 2
     1.5    "Assignee"........................................................ 3
     1.6    "Available Cash Flow"............................................. 3
     1.7    "BHI"............................................................. 4
     1.8    "BLC"............................................................. 4
     1.9    "Capital Account"................................................. 4
     1.10   "Capital Contributions"........................................... 5
     1.11   "Code"............................................................ 5
     1.12   "Depreciation".................................................... 5
     1.13   "Gross Asset Value"............................................... 6
     1.14   "Interest"........................................................ 7
     1.15   "Managing Partner"................................................ 7
     1.16   "Nonrecourse Deductions".......................................... 7
     1.17   "Nonrecourse Liability"........................................... 7
     1.18   "Partner Minimum Gain"............................................ 7
     1.19   "Partner Nonrecourse Debt"........................................ 7
     1.20   "Partner Nonrecourse Deductions".................................. 7
     1.21   "Partners"........................................................ 8
     1.22   "Partnership"..................................................... 8
     1.23   "Partnership Minimum Gain"........................................ 8
     1.24   "Percentage Interest"............................................. 8
     1.25   "Person".......................................................... 8
     1.26   "Profits" and "Losses,"........................................... 8
     1.27   "Project"......................................................... 9
     1.28   "Property"........................................................ 9
     1.29   "Recapture Gain".................................................. 9
     1.30   "Regulations"..................................................... 9
     1.31   "Tax Matters Partner"............................................. 9
     1.32   "Transfer"........................................................ 9
     1.33   "Transferee"...................................................... 9

ARTICLE II
     THE PARTNERSHIP..........................................................10
     2.1    Organization......................................................10
     2.2    Partnership Name..................................................10
     2.3    Purpose...........................................................10
     2.4    Principal Place of Business.......................................10
     2.5    Term..............................................................10
     2.6    Filings; Agent for Service of Process.............................10
     2.7    Reservation of Other Business Opportunities.......................11

ARTICLE III
     PARTNERS' CAPITAL CONTRIBUTIONS;
     ADDITIONAL FINANCING AND CONTRIBUTIONS...................................11
     3.1    Partners..........................................................11

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     3.2   Additional Financing...............................................11
     3.3   Other Matters......................................................11

ARTICLE IV
     ALLOCATIONS..............................................................12
     4.1   Profits............................................................12
     4.2   Losses.............................................................12
     4.3   Special Allocations................................................12
     4.4   Curative Allocations...............................................14
     4.5   Other Allocation Rules.............................................16
     4.6   Tax Allocations; Code Section 704(c)...............................16

ARTICLE V
     DISTRIBUTIONS............................................................18
     5.1   Distributions of Available Cash Flow...............................18
     5.2   Withholding........................................................18

ARTICLE VI
     MANAGEMENT OF PARTNERSHIP................................................19
     6.1   Management of Partnership..........................................19
     6.2   [Intentionally Omitted.]...........................................21
     6.3   Compensation and Expense Reimbursement of Partners.................21
     6.4   Limitation of Liability............................................21
     6.5   Indemnification....................................................21

ARTICLE VII
     BOOKS AND RECORDS........................................................22
     7.1   Books and Records..................................................22
     7.2   Bank Accounts......................................................22
     7.3   Tax Returns........................................................22
     7.4   Tax Decisions and Elections........................................22
     7.5   Tax Examination....................................................23

ARTICLE VIII
     TRANSFER OR ASSIGNMENT OF PARTNERSHIP INTERESTS..........................23
     8.1   Restrictions on Transfer...........................................23
     8.2   Admission of Transferees...........................................23

ARTICLE IX
     DISSOLUTION AND WINDING UP...............................................24
     9.1   Liquidating Events.................................................24
     9.2   Winding Up.........................................................24
     9.3   Liquidating Trust..................................................25

ARTICLE X
     MISCELLANEOUS............................................................26
     10.1  Notices............................................................26
     10.2  Binding Effect.....................................................27
     10.3  Creditors..........................................................27
     10.4  Remedies Cumulative................................................27
     10.5  Construction.......................................................27

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     10.6    Headings.........................................................27
     10.7    Severability.....................................................28
     10.8    Incorporation by Reference.......................................28
     10.9    Further Action...................................................28
     10.10   Variation of Pronouns............................................28
     10.11   Governing Law....................................................28
     10.12   Waiver of Action for Partition...................................28
     10.13   Counterpart Execution............................................28

EXHIBIT A -    PARTNERS' CAPITAL CONTRIBUTIONS
EXHIBIT B -    PROJECT DESCRIPTION

                             AMENDED AND RESTATED
                             PARTNERSHIP AGREEMENT
                                      OF
                             RIVER OAKS PARTNERS,
                        AN ILLINOIS GENERAL PARTNERSHIP
                        -------------------------------


          This AMENDED AND RESTATED AGREEMENT OF GENERAL PARTNERSHIP (this "Agreement") is entered into this 7th day of May, 1997, by and between Brookdale Living Communities, Inc., a Delaware corporation ("BLC"), and Brookdale Holdings, Inc., a Delaware corporation ("BHI"), as Partners, pursuant to the provisions of the Illinois Uniform Partnership Act, as amended, on the following terms and conditions:

                                  WITNESSETH:

          WHEREAS, The Prime Group, Inc., an Illinois corporation ("Prime"), and KILICO Realty Corporation, an Illinois corporation ("KRC"), entered into that certain Partnership Agreement of River Oaks Partners, dated as of December 27, 1989, as amended as of December 31, 1991, and as further amended as of March 22, 1994 and as of August 31, 1994 (as so amended, the "Original Agreement");

          WHEREAS, pursuant to that certain letter agreement, dated September 17, 1996, by and among Prime, KRC and Kemper Investors Life Insurance Company, an Illinois insurance corporation ("KILICO"), as amended (the "Kemper Agreement"), KRC and KILICO (collectively, the "Kemper Transferors") have agreed to convey certain interests in the Partnership to Prime or its designee or assignee;

          WHEREAS, pursuant to that certain Formation Agreement, dated as of the date hereof (the "Formation Agreement"), by and among (i) BLC, (ii) BHI, (iii) Mark J. Schulte, an individual, (iv) Prime, and (v) Prime Group Limited Partnership, an Illinois limited partnership, as of the date hereof, the rights to acquire the interests in the Partnership from the Kemper Transferors pursuant to the Kemper Agreement are being assigned to BLC, and BLC has agreed to assume the obligation to pay the purchase price under the Kemper Agreement;

          WHEREAS, pursuant to the Formation Agreement, Prime is assigning, as of the date hereof, a fifty percent (50%) Interest in the Partnership to BLC (or to BHI as its designee);

          WHEREAS, the parties hereto desire to amend and restate the Original Agreement in its entirety, and desire to reflect herein, among other things, (i) the withdrawal of Prime and KRC as partners of the Partnership; (ii) the admission of BLC and BHI as partners in the Partnership; and (iii) certain other amendments to the Original Agreement so that the Original Agreement, as amended and restated, reads, in its entirety, as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

          For purposes of this Agreement, the following terms shall have the meanings set forth in this Article I (such meanings to be equally applicable in both the singular and plural forms of the term defined).

          1.1 "Act" means the Illinois Uniform Partnership Act, as amended from time to time (or any corresponding provisions of succeeding law).

          1.2 "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Partnership taxable year, after giving effect to the following adjustments:

          (i) Credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

         (ii) Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-
     1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          1.3 "Affiliate" means any (i) Person owning a majority interest in any corporate Partner; (ii) Person owning an interest as a general partner of any Partner or a majority interest as a limited partner of any Partner; (iii) Person who is an officer, director, trustee, partner or stockholder of any Partner or of any Person described in the preceding clause (ii); or (iv) Person that is controlling, controlled by or under common control with a Partner or any Person described in the preceding clauses (i), (ii) or (iii).

          1.4 "Agreement" or "Partnership Agreement" means this Amended and Restated Partnership Agreement, as amended from time to time. Words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires.

           1.5 "Assignee" means any Person who has acquired a beneficial interest in the Interest of a Partner in the Partnership.

          1.6 "Available Cash Flow" means, with respect to the applicable period of measurement (i.e., any period beginning on the first day of the fiscal year or other period commencing immediately after the last day of the calculation of Available Cash Flow which was distributed, and ending on the last day of the month, quarter or other applicable period immediately preceding the date of calculation), the excess, if any, of the gross cash receipts of the Partnership for such period from all sources whatsoever, including, without limitation, the following:

          (a) (i) all rents, revenues, income and proceeds derived by the Partnership from its operations, including, without limitation, distributions received by the Partnership from any entity in which the Partnership has an interest; (ii) all proceeds and revenues received on account of any sales of property of the Partnership or received by the Partnership for payments of principal, interest, costs, fees, penalties or otherwise on account of any loans made by the Partnership or financings or refinancings of any property of the Partnership; (iii) the amount of any insurance proceeds and condemnation awards received by the Partnership;
     (iv) all Capital Contributions received by the Partnership from its Partners; (v) all cash amounts previously reserved by the Partnership, if the specific purposes for which such amounts were reserved are no longer applicable; and (vi) the proceeds of liquidation of the Partnership's property in accordance with this Agreement:

over the sum of:

          (b) (i) all operating costs and expenses of the Partnership and capital expenditures made during such period (without deduction, however, for any capital expenditures, charges for depreciation or other expenses not paid in cash or expenditures from reserves described in (vii) below);
     (ii) all costs and expenses expended or payable during such period in connection with the sale or other disposition, or financing or refinancing, of property of the Partnership or the recovery of insurance or condemnation proceeds; (iii) all fees provided for under this Agreement; (iv) all debt service, including principal and interest, paid during such period on all indebtedness of the Partnership; (v) all Capital Contributions, advances, reimbursements or similar payments made to any Person (whether a partnership, corporation or other entity) in which the Partnership has an interest; (vi) all loans made by the Partnership; and (vii) any and all reserves reasonably determined by the General Partner to be necessary or appropriate for working capital, capital improvements, payments of periodic expenditures, debt service or other purposes.

           1.7  "BHI" means Brookdale Holdings, Inc., a Delaware corporation.

           1.8 "BLC" means Brookdale Living Communities, Inc., a Delaware corporation.

          1.9 "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

          (i) To each Partner's Capital Account there shall be credited the amount of cash and the Gross Asset Value of any Property contributed by such Partner to the Partnership, such Partner's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Sections 4.3 or 4.4 hereof, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any Property distributed to such Partner.

          (ii) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Sections 4.3 or 4.4 hereof and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by Property contributed by such Partner to the Partnership.

         (iii) In determining the amount of any liability for purposes of the foregoing subparagraphs (i) and (ii), there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

          The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Managing Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, a Partner or Partners) are computed in order to comply with such Regulations, the Managing Partner may make such modification, provided that it is not likely to have a material adverse effect on the amounts distributable to any Partner pursuant to Article IX hereof upon the dissolution of the Partnership. The Managing Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Sections 1.704-1(b) or 1.704-2.

          1.10 "Capital Contributions" means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property (other than money), net of the amount of any debt to which such property is subject, contributed to the Partnership with respect to the Interest in the Partnership held by such Partner. The principal amount of a promissory note which is not readily tradable on an established securities market and which is contributed to the Partnership by the maker of the note shall not be included in the Capital Account of any Person until the Partnership makes a taxable disposition of the note or until (and to the extent) such Partner makes principal payments on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2).

          1.11 "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

          1.12 "Depreciation" means, for each Partnership taxable year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that, if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that, if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Partner; and provided, further, however, that to the extent the "remedial" method described in Regulations

Section 1.704-3 is elected pursuant to the terms of this Agreement, Depreciation will be determined in a manner consistent therewith.

          1.13 "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership;

          (ii) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Managing Partner, as of the following times: (a) the acquisition of an additional Interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership assets, including money, as consideration for an Interest in the Partnership; and (c) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the Managing Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

          (iii) The Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution; and

          (iv) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and the definition of "Capital Account" hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent the Managing Partner determines that an adjustment pursuant to the foregoing subparagraph (ii) of this definition hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to any of the foregoing subparagraphs (i), (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

          1.14 "Interest" means a Partner's ownership interest in the Partnership, including any and all benefits to which the holder of such an Interest may be entitled as provided in this Agreement, together with all obligations of such Partner to comply with the terms and provisions of this Agreement.

          1.15 "Managing Partner" means BHI and any successor Partner who shall be so designated by the Partners pursuant to this Agreement to manage the affairs of the Partnership and the Partnership Property.

          1.16 "Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(b). The amount of Nonrecourse Deductions for a Partnership taxable year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during that Partnership taxable year over the aggregate amount of any distributions during that Partnership taxable year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Regulations
Section 1.704-2(c).

          1.17  "Nonrecourse Liability" has the meaning set forth in Regulations
Section 1.704-2(b)(3).

          1.18 "Partner Minimum Gain" has the meaning set forth in the definition of "partner nonrecourse debt minimum gain" in Regulations Section 1.704-2(i)(2) and will be computed as provided in Regulations Section 1.704-2(i)(3).

          1.19 "Partner Nonrecourse Debt" has the meaning set forth in Regulations Section 1.704-2(b)(4).

          1.20 "Partner Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i). The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership taxable year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain attributable to such Partner Nonrecourse Debt during that Partnership taxable year over the aggregate amount of any distributions during that Partnership taxable year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partnership Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i).

          1.21 "Partners" means BLC and BHI and any person who is admitted as a Partner, from time to time, pursuant to the terms of this Agreement. "Partner" means any one of the Partners.

          1.22 "Partnership" means the partnership formed pursuant to the Original Agreement and continued pursuant to this Agreement and the partnership continuing the business of this Partnership in the event of dissolution as herein provided.

          1.23 "Partnership Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(b)(2) and will be computed as provided in Regulations Section 1.704-2(d).

          1.24 "Percentage Interest" means the percentage set forth for the Partners on Exhibit A hereto.

          1.25 "Person" means any individual, general partnership, limited partnership, corporation, trust or other association or entity.

          1.26 "Profits" and "Losses," and reference to any item of income, gain, loss or deduction thereof, means for each Partnership taxable year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

          (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

          (ii) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

          (iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (ii) or (iv) of the definition of Gross Asset Value hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

          (iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

          (v) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership taxable year or other period, computed in accordance with the definition of Depreciation herein; and

          (vi) Notwithstanding any other provision of this definition of "Profits" and "Losses," any items which are specially allocated pursuant to Sections 4.3 or 4.4 hereof shall not be taken into account in computing Profits or Losses.

          1.27 "Project" means the senior and assisted living facility described in Exhibit B attached hereto and all of the Partnership's interest therein, including all real estate related thereto and buildings and improvements thereon.

          1.28 "Property" means all real and personal property acquired by the Partnership and any improvements thereto, and shall include both tangible and intangible property.

          1.29  "Recapture Gain" has the meaning set forth in Section 4.6(e).

          1.30 "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          1.31 "Tax Matters Partner" shall mean BHI or any successor Managing Partner.

          1.32 "Transfer" means, as a noun, any voluntary or involuntary transfer, sale, pledge, hypothecation or other disposition or encumbrance and, as a verb, voluntarily or involuntarily to transfer, sell, pledge, hypothecate or otherwise dispose of or encumber.

          1.33  "Transferee" has the meaning set forth in Section 4.5(c).

                                  ARTICLE II
                                THE PARTNERSHIP

          2.1 Organization. The Partners hereby agree to (i) continue the Partnership as a general partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement and (ii) amend and restate herein the Partnership Agreement in its entirety.

          2.2 Partnership Name. The name of the Partnership shall be "River Oaks Partners" and all business of the Partnership shall be conducted in such name or such other name as the Managing Partner shall determine. The Partnership shall hold all of its property in the name of the Partnership and not in the name of any Partner.

          2.3 Purpose. The purpose and business of the Partnership shall be to own real property, including, without limitation, the Project, to acquire, lease, own, mortgage or otherwise encumber personal property, fixtures and real property to accomplish the foregoing; to operate, manage, lease (or cause the operation, management and leasing by independent contractors including a Partner or its Affiliates) the Project and any other Property owned by the Partnership, and otherwise deal in and with the business and assets of the Partnership; to do any and all other acts which may be necessary or incidental to any of the foregoing or the promotion or conduct of the business of the Partnership or any of the Partnership Property, including, without limitation, being a partner in another partnership or other partnerships; and to pursue or conduct any other business or activity approved by the Partners.

          2.4 Principal Place of Business. The principal place of business of the Partnership shall be c/o Brookdale Living Communities, Inc., 77 West Wacker Drive, Chicago, Illinois 60601 or such other location as may be designated from time to time by the Managing Partner.

          2.5 Term. The term of the Partnership commenced on the date of the Original Agreement and shall continue until the winding up and liquidation of the Partnership and its business is completed, as provided in Article IX hereof.

          2.6   Filings; Agent for Service of Process.

          (a) The Managing Partner is authorized to execute, file and/or record with such proper authorities in each jurisdiction in which the Partnership conducts business, such certificates or other documents as shall be necessary, appropriate or desirable, in the judgment of the Managing Partner, to legally form the Partnership and conduct the business of the Partnership.

          (b) The agent for service of process in the State of Illinois shall be Robert J. Rudnik, c/o The Prime Group, Inc., 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601. The Managing Partner, in its sole and absolute discretion, may change the registered agent and appoint successor registered agents.

          2.7 Reservation of Other Business Opportunities. No business opportunities other than those actually exploited by the Partnership pursuant to
Section 2.3 shall be deemed the property of the Partnership, and any Partner or its Affiliate may engage in or possess an interest in any other business venture, independently or with others, of any nature or description; and neither any other Partner nor the Partnership shall have any rights by virtue hereof in and to such other business ventures or to the income or profits derived therefrom. The provisions of this Section 2.7 shall be subject to, and not in any way affect the enforceability of, any separate agreement by a Partner or any Affiliate thereof restricting or prohibiting certain business activities of such Partner or Affiliate.


                                  ARTICLE III
                        PARTNERS' CAPITAL CONTRIBUTIONS;
                     ADDITIONAL FINANCING AND CONTRIBUTIONS

          3.1 Partners. The name, address, initial Capital Contribution and Percentage Interest of each of the Partners is set forth on Exhibit A hereto.

          3.2 Additional Financing. The sums of money required to finance the business and affairs of the Partnership shall be derived from the Capital Contributions by the Partners to the Partnership, from funds generated from the operation and the business of the Partnership and from any loans, financing or other indebtedness which the Managing Partner may, in its discretion, approve for the Partnership. No additional Capital Contributions shall be made to the Partnership except as approved by the Partners.

           3.3  Other Matters.

          (a) Except as otherwise provided in this Agreement, no Partner shall demand or receive a return of its Capital Contributions from the Partnership without the consent of the other Partners. Under circumstances requiring a return of any Capital

Contributions, no Partner shall have the right to receive property other than cash except as may be specifically provided herein.

          (b) No Partner shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Partnership or otherwise in its capacity as a Partner, except as otherwise provided in this Agreement or with the consent of the other Partners.


                                   ARTICLE IV
                                  ALLOCATIONS

          4.1 Profits. After giving effect to the special allocations set forth in Sections 4.3 and 4.4 hereof, Profits for any Partnership taxable year shall be allocated pro rata between the Partners in accordance with their Percentage Interests.

          4.2 Losses. After giving effect to the special allocations set forth in Sections 4.3 and 4.4 hereof, Losses for any Partnership taxable year shall be allocated to the Partners pro rata to the Partners in accordance with their Percentage Interests.

          4.3 Special Allocations. The following special allocations will be made in following order and priority:

          (a) If there is a net decrease in Partnership Minimum Gain during any Partnership taxable year, each Partner will be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain determined in accordance with Regulations Section 1.704-2(g)(2). The items to be allocated will be determined in accordance with Regulations Section 1.704-2(f). This Section 4.3(a) is intended to comply with such Sections of the Regulations and will be interpreted consistently therewith.

          (b) The allocations otherwise required pursuant to Section 4.3(a) hereof will not apply to a Partner to the extent that: (i) such Partner's share of the net decrease in Partnership Minimum Gain is caused by a guaranty, refinancing or other change in the instrument evidencing a nonrecourse debt of the Partnership which causes such debt to become a partially or wholly recourse debt or a Partner Nonrecourse Debt, and such Partner bears the economic risk of loss (within the meaning of Regulations Section 1.752-2) for such changed debt;
(ii) such Partner's share of the net decrease in Partnership Minimum Gain results from the repayment of a nonrecourse liability of the Partnership, which repayment is made using funds contributed by such Partner to the capital of the Partnership; (iii) the Internal Revenue Service, pursuant to Regulations Section 1.704-2(f)(4), waives the requirement of such allocation in response to a request for such waiver made by the Managing Partner on behalf of the Partnership (which request the Managing Partner may or may not make, in its discretion); or (iv) additional exceptions to the requirement of such allocation are established by revenue rulings issued by the Internal Revenue Service pursuant to Regulations Section 1.704-2(f)(5), which exceptions apply to such Partner, as determined by the Managing Partner in its discretion.

          (c) Except as provided in Section 4.3(a) hereof, if there is a net decrease in Partner Minimum Gain attributable to Partner Nonrecourse Debt during any Partnership taxable year, determined in accordance with Regulations Section 1.704-2(i)(3), then, except as provided in Regulations Section 1.704-2(i)(4), each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), will be allocated items of income and gain for such Partnership taxable year (and, if necessary, subsequent Partnership taxable years) equal to such Partner's share of the net decrease in Partner Minimum Gain. The items to be allocated will be determined in accordance with Regulations Section 1.704-2(j)(2). This Section 4.3(c) is intended to comply with Regulations Section 1.704-2(i) and will be applied and interpreted in accordance with such Regulation.

          (d) Any item of Partnership loss, deduction or expenditure under Code Section 705(a)(2)(b) attributable to Partner Nonrecourse Debt will be allocated in accordance with Regulations Section 1.704-2(i) to the Partner who bears the economic risk of loss for such Partner Nonrecourse Debt.

          (e) In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) resulting in an Adjusted Capital Account Deficit for such Partner, items of income and gain will be specially allocated to such Partner in any amount and manner sufficient to eliminate, to the extent required by the Regulations, such Adjusted Capital Account Deficit as quickly as possible. The items to be allocated will be determined in accordance with Regulations Section 1.704-1(b)(2)(ii)(d)(6). This Section 4.3(e) is intended to comply with Regulations Section 1.704-1(b)(2)(ii)(d) and will be applied and interpreted in accordance with such Regulation.

          (f) No items of loss or deduction will be allocated to any Partner to the extent that any such allocation would cause the Partner to have an, or increase the amount of an existing, Adjusted Capital Account Deficit at the end of any Partnership taxable year. All items of loss or deduction in excess of the limitation set forth in this Section 4.3(f) will be allocated among such other Partners which do not have Adjusted Capital Account Deficit balances, pro rata, in proportion to their Percentage Interests, until no Partner may be allocated any further items of loss or deduction without creating or increasing an Adjusted Capital Account Deficit. Thereafter , any remaining items of loss or deduction will be allocated to the Partners, pro rata, in proportion to their relative aggregate Capital Contributions made prior to the last day of the period to which the loss or deduction relates.

          (g) In the event any Partner has an Adjusted Capital Account Deficit at the end of any Partnership taxable year, each such Partner will be specially allocated items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income and gain) to eliminate such Adjusted Capital Account Deficit as quickly as possible, provided that an allocation pursuant to this Section 4.3(g) will be made to a Partner if and only to the extent that such Partner would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Article IV have been tentatively made.

          (h) To the extent an adjustment to the adjusted tax basis of any Property pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss will be specially allocated among the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

          4.4   Curative Allocations.

          (a) The "Regulatory Allocations" consist of the "Basic Regulatory Allocations," as defined in Section 4.4(b) hereof, the "Nonrecourse Regulatory Allocations," as defined in Section 4.4(c) hereof, and the "Partner Nonrecourse Regulatory Allocations," as defined in Section 4.4(d) hereof.

          (b) The "Basic Regulatory Allocations" consist of allocations pursuant to Sections 4.3(e), 4.3(f), 4.3(g) and 4.3(h) hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Basic Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of such allocations of the Basic Regulatory Allocations and such other items to each Partner shall be equal to the net amount that would have been allocated to each such Partner as if the Basic Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence, allocations pursuant to this Section 4.4(b) shall only be made with respect to allocations pursuant to Section 4.3(h) hereof to the extent the Managing Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the parties to this Agreement.

          (c) The "Nonrecourse Regulatory Allocations" consist of all allocations pursuant to Sections 4.3(a) hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of such allocations of the Nonrecourse Regulatory Allocations and such other items to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence, no allocations pursuant to this Section 4.4(c) shall be made prior to the Partnership taxable year during which there is a net decrease in Partnership Minimum Gain, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partnership Minimum Gain.

          (d) The "Partner Nonrecourse Regulatory Allocations" consist of all allocations pursuant to Sections 4.3(c) and 4.3(d) hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Partner Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of such allocations of the Partner Nonrecourse Regulatory Allocations and such other items to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Partner Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (i) no allocations pursuant to this Section 4.4(d) shall be made with respect to allocations pursuant to Section 4.3(c) relating to a particular Partner Nonrecourse Debt prior to the Partnership taxable year during which there is a net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partner Minimum Gain, and (ii) allocations pursuant to this Section 4.4(d) shall be deferred with respect to allocations pursuant to Section reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 4.3(c) hereof.

          (e) The Managing Partner shall have reasonable discretion, with respect to each Partnership taxable year, to (i) apply the provisions of Sections 4.4(b), 4.4(c) and 4.4(d) hereof in whatever order is likely to minimize the economic distortions that might otherwise result from the Regulatory Allocations and (ii) divide all allocations pursuant to Sections 4.4(b), 4.4(c) and 4.4(d) hereof among the Partners in a manner that is likely to minimize such economic distortions.

          4.5   Other Allocation Rules.

          (a) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Managing Partner using any permissible method under Code Section 706 and the Regulations thereunder.

          (b) For purposes of Regulations Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of
(i) the amount of Partnership Minimum Gain and (ii) the total amount of built-in gain (as defined in Regulations Section 1.752-3(a)(2)) shall be allocated among the Partners in accordance with their respective Percentage Interests.

          (c) In the event Interests are transferred in accordance with the provisions of Article VIII hereof during any taxable year, the distributive share of Partnership income, gain, loss and deductions attributable to such transferred Interests for that taxable year shall be apportioned between the transferor Partner and the person to whom the Interest is transferred (the "Transferee") in proportion to the number of days during such taxable year that each was the owner of the Interests transferred, but subject to the constraints and limitations imposed by Code Section 706. Distributions with respect to Interests transferred shall be made only to Partners of record on a date designated by the Managing Partner as the date of such distribution.

          4.6   Tax Allocations; Code Section 704(c).

          (a) In accordance with Code Section 704(c) and the Regulations thereunder, solely for income tax purposes, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership (including income, gain, loss and deduction determined with respect to the alternative minimum tax) shall, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes (including such adjusted basis for alternative minimum tax purposes) and its initial Gross Asset Value, including, but not limited to, special allocations to a contributing Partner that are required under Code Section 704(c) to be made upon distribution of such property to any of the non-contributing Partners.

          (b) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to paragraph (ii) of the definition of "Gross Asset Value" contained herein, solely for federal income tax purposes, subsequent allocations of income, gain, loss and deduction with respect to such asset (including income, gain, loss and deduction determined with respect to the alternative minimum tax) will take account of any variation between the adjusted basis of such asset (including such adjusted basis for alternative minimum tax purposes) and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

          (c) Any elections or other decisions relating to allocations under this Section 4.6, including the selection of any allocation method permitted under Regulations Section 1.704-3, will be made as approved by the Managing Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Except as otherwise provided in this Section 4.6, all items of Partnership income, gain, loss, deduction and credit will for tax purposes be divided among the Partners in the same manner as they share correlative Profits, Losses or Partnership items of income, gain, loss or deduction, as the case may be, for the Partnership taxable year. Allocations pursuant to this Section 4.6 are solely for purposes of federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses or other items or distributions pursuant to any provision of this Agreement.

          (d) If any taxable item of income or gain is computed differently from the taxable item of income or gain which results for purposes of the alternative minimum tax, then to the extent possible, without changing the overall allocations of items for purposes of either the Partners' Capital Accounts or the regular income tax (i) each Partner will be allocated items of taxable income or gain for alternative minimum tax purposes taking into account the prior allocations of originating tax preferences or alternative minimum tax adjustments to such Partner (and its predecessors) and (ii) other Partnership items of income or gain for alternative minimum tax purposes of the same character that would have been recognized but for the originating tax preferences or alternative minimum tax adjustments, will be allocated away from those Partners that are allocated amounts pursuant to clause (i) so that, to the extent possible, the other Partners are allocated the same amount, and type, of alternative minimum tax income and gain that would have been allocated to them had the originating tax preferences or alternative minimum tax adjustments not occurred.

          (e) If any portion of gain recognized from the disposition of property by the Partnership represents the "recapture" of previously allocated deductions by virtue of the application of Code Section 1245 or 1250 ("Recapture Gain"), such Recapture Gain will be allocated as follows:

     First, to the Partners, pro rata, in proportion to the lesser of each Partner's (i) allocable share of the total gain recognized from the disposition of such Partnership property and (ii) share of depreciation or amortization with respect to such property (as determined under Proposed Treasury Regulation section 1.1245-1(e)(2)), until each such Partner has been allocated Recapture Gain equal to such lesser amount; and

     Second, the balance of Recapture Gain will be allocated among the Partners whose allocable shares of total gain exceed their shares of depreciation or amortization with respect to such property (as determined under Proposed Treasury Regulation section 1.1245-1(e)(2)), in proportion to their shares of total gain (including Recapture Gain) from the disposition of such property; provided, however, that no Partner will be allocated Recapture Gain under this
Section 4.6(e) in excess of the total gain allocated to such Partner from such disposition.


                                   ARTICLE V
                                 DISTRIBUTIONS

          5.1 Distributions of Available Cash Flow. Except as otherwise provided in Article IX hereof, Available Cash Flow, if any, shall be distributed, at such times as the Managing Partner may determine to be appropriate, to the Partners in accordance with their respective Percentage Interests.

          5.2 Withholding. Notwithstanding any other provision of this Agreement, the Tax Matters Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under any federal, state or local tax law, including, without limitation, withholding on any distribution to any Partner. For all purposes of this Article V, any amount withheld on any distribution and paid over to the appropriate governmental body shall be treated as if such amount had, in fact, been distributed to the Partner.


                                   ARTICLE VI
                           MANAGEMENT OF PARTNERSHIP

          6.1  Management of Partnership.

          (a) The Partners hereby authorize the appointment of BHI as the Managing Partner of the Partnership.

          (b) The exclusive management and control of the business and affairs of the Partnership shall be vested in the Managing Partner. Each Partner hereby waives any and all claims such Partner may have against the Partnership or any other Partner for breach of fiduciary duty, or other similar responsibility or obligation. The Managing Partner shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partners, including, without limitation, the following:

               (i) the making of any expenditures, the lending or borrowing of money, the assumption, guarantee of or other contracting of indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

              (ii) the making of tax, regulatory and other filings or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the Partnership or the business or assets of the Partnership;

             (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership or the merger or other combination of the Partnership with or into another entity;

              (iv) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Managing Partner or the Partnership, the lending of funds to other Persons and the repayment of obligations of the Partnership;

               (v) the negotiation, execution and performance of any contracts, conveyances or other instruments that the Managing Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the Managing Partner's powers under this Agreement, including management, development or operating agreements with respect to the Project;

              (vi) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

             (vii) the selection and dismissal of employees of the Partnership or the Managing Partner and agents, outside attorneys, accountants, consultants and contractors of the Managing Partner or the Partnership and the determination of their compensation and other terms of employment or hiring;

            (viii) the maintenance of insurance for the benefit of the Partnership;

              (ix) the formation of or acquisition of an interest in and the contribution of property to any further limited or general partnerships, joint ventures or other relationships that it deems desirable;

               (x) the control of any matters affecting the rights and obligations of the Partnership, including the conduct of litigation, incurring of legal expense and settlement of claims and litigation, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

              (xi) the undertaking of any action in connection with the Partnership's direct or indirect investment in any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons); and

             (xii) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the Managing Partner may adopt.

          (c) The Partners agree that the Managing Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners.

          (d) At all times from and after the date hereof, the Managing Partner may cause the Partnership to obtain and maintain casualty, liability and other insurance on the properties of the Partnership.

          (e) At all times from and after the date hereof, the Managing Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the Managing Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

          6.2  [Intentionally Omitted.]

          6.3  Compensation and Expense Reimbursement of Partners.

          (a) No payment will be made by the Partnership for the services of any Partner or any member, employee, agent or partner of any Partner or an Affiliate thereof, except as may be expressly approved by the Managing Partner.

          (b) Each of the Partners, and all Affiliates thereof, shall, at the request of such Partner, be reimbursed by the Partnership for the reasonable out-of-pocket expenses incurred by such Partner, or an Affiliate thereof, on behalf of the Partnership in connection with the business and affairs of the Partnership, including all legal, accounting, travel and other similar expenses reasonably incurred by the Partners in connection with the formation of the Partnership or the acquisition, development, renovation, rehabilitation, repair, management or operation of the Project or any other Partnership Property.

          6.4 Limitation of Liability. Neither the Partners, nor any officer, director, partner, employee or Affiliate of any Partner shall be liable, responsible or accountable in damages or otherwise to the Partnership or any Partner for any action taken or failure to act on behalf of the Partnership within the scope of the authority conferred on such Person by this Agreement or by law, unless such action or omission was performed or omitted fraudulently or in bad faith or constituted gross negligence or willful misconduct.

          6.5 Indemnification. The Partnership shall indemnify and hold harmless the Partners and each of their respective partners, officers, directors, stockholders, employees, agents and Affiliates (collectively the "Parties") from and against any and all losses, expenses, damages or injuries suffered or sustained by the Parties (or any of them) by reason of any acts, omissions or alleged acts or omissions arising out of its or their activities on behalf of the Partnership or in furtherance of the interests of the Partnership, including, but not limited to, any judgment, award, settlement, reasonable attorney's fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim provided that the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based was performed or omitted in good faith and were not performed or omitted fraudulently or in bad faith or as a result of gross negligence or willful misconduct by any such Party and provided that such Party reasonably believed that the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based was in the best interests of the Partnership. Such indemnification shall be made only to the extent of the assets of the Partnership.


                                  ARTICLE VII
                               BOOKS AND RECORDS


          7.1 Books and Records. The Managing Partner shall keep proper and usual books and records pertaining to the Partnership's business on an accrual basis in accordance with tax accounting principles or generally accepted accounting principles consistently applied, showing all of its assets and liabilities, receipts and disbursements, profits and losses, Partners' Capital Contributions and distributions and all transactions entered into by the Partnership. The books and records and all files of the Partnership shall be kept at its principal office or such other place as the Managing Partner may designate from time to time. The fiscal year of the Partnership shall end on December 31 of each year.

          7.2 Bank Accounts. Funds of the Partnership shall be deposited in an account or accounts in the bank or banks designated by the Managing Partner. Such account or accounts shall be in the name of the Partnership and shall be subject to withdrawal only upon signatures of those Persons authorized from time to time by the Managing Partner.

          7.3 Tax Returns. Federal, state and local tax returns of the Partnership shall be prepared and timely filed by or at the direction of the Managing Partner at the expense of the Partnership.

          7.4 Tax Decisions and Elections. BHI is hereby designated the "Tax Matters Partner" of the Partnership for all purposes under this Agreement and as such term is defined under the Code. The Tax Matters Partner shall make or revoke all elections and take all reporting positions which, in its discretion, it deems necessary or desirable for the Partnership. Each item of Partnership income and deduction shall be separately reported on each Partner's income tax return, pursuant to Regulations Section 1.702-1(a). The Managing Partner shall make the election under Code Section 754. Tax decisions and elections for the Partnership not provided for herein shall be determined and made by the Managing Partner. The Managing Partner shall provide all Partners with all tax information that the Managing Partner receives, shall notify all Partners of any meetings with respect to the Partnership's income tax returns and shall afford representatives of each Partner the opportunity to be present at such meetings. No Partner shall take a position on any income tax return which is inconsistent with any position taken by the Partnership on the Partnership's income tax returns.

          7.5 Tax Examination. Each Partner shall give prompt notice to the other Partners upon receipt of notice that the Internal Revenue Service or any state or local taxing authority intends to examine any Partnership income tax returns. The Tax Matters Partner shall promptly notify the Partners of the commencement of any administrative or judicial proceedings involving the tax treatment of items of Partnership income, loss, deductions and credits, and shall further keep the Partners fully informed of all material developments involved in such proceedings.


                                  ARTICLE VIII
                TRANSFER OR ASSIGNMENT OF PARTNERSHIP INTERESTS


          8.1 Restrictions on Transfer. Each Partner may Transfer all or any portion of its rights or Interest in the Partnership, but may not withdraw or retire from the Partnership without the prior written consent of the Managing Partner; provided, however, that no Transfer will be permitted until the Transferee (a) delivers to the Managing Partner a written instrument evidencing such Transfer; (b) executes a copy of this Agreement accepting and agreeing to all of the terms, conditions and provisions of this Agreement; and (c) pays to the Partnership its reasonable out-of-pocket costs and expenses incurred in connection with such Transfer and the admission of the Transferee as a Partner.

          8.2 Admission of Transferees. A Transferee of an Interest in the Partnership in accordance with the provisions of Section 8.1 of this Article VIII shall be admitted as a Partner with respect to the Interest Transferred upon the fulfillment of such provisions. Until such provisions are fulfilled, a Transferee shall not be admitted as a Partner in the Partnership or otherwise be recognized by the Partnership as having any rights as a Partner, including any right to receive distributions from the Partnership

(directly or indirectly) or to acquire an interest in the capital or profits of the Partnership.

                                   ARTICLE IX
                           DISSOLUTION AND WINDING UP


          9.1 Liquidating Events. The Partnership shall dissolve and commence winding up and liquidating upon the first to occur of any of the following ("Liquidating Events"):

          (a)  December 31, 2047;

          (b)  the sale of all or substantially all of the Property;

          (c)  the unanimous agreement of all Partners;

          (d) the happening of any other event that makes it unlawful, impossible or impractical to carry on the business of the Partnership; or

          (e)  an event of dissolution required under the Act.

The Partners hereby agree that, notwithstanding any provision of the Act, the Partnership shall not dissolve prior to the occurrence of a Liquidating Event. Furthermore, if an event specified in Section 9.1(e) hereof occurs, the remaining Partners may, within ninety (90) days of the date such event occurs, unanimously vote to continue the Partnership business, in which case the Partnership shall not dissolve and the occurrence of the event under Section 9.1(e) shall not be deemed a Liquidating Event. The Partners further agree that in the event the Partnership is dissolved prior to a Liquidating Event, the Partnership may be continued upon the unanimous vote of the existing Partners at such time to so continue the Partnership, provided such vote occurs within thirty (30) days of the event triggering such dissolution.

          9.2 Winding Up. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The Managing Partner (or, in the event there is no Managing Partner, the other Partners or any Person elected by a majority of the other Partners) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and the Partnership Property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient, shall be applied and distributed in the following order:

          (a) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than Partners;

          (b) Second, to the payment and discharge of all of the Partnership's debts and liabilities to Partners; and

          (c) The balance, if any, to the Partners in accordance with their respective Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods.

          9.3  Liquidating Trust.   In the discretion of the Managing Partner
(or such other Person responsible for overseeing the winding up and dissolution of the Partnership), a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to this Article IX may be:

          (a) distributed to a trust established for the benefit of the Partners, provided such trust is a liquidating trust or a grantor trust for federal income tax purposes, for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the Partners arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time at such times and in such amounts as determined, in the reasonable discretion of the Managing Partner (or such other Person responsible for overseeing the winding up and dissolution of the Partnership), to be appropriate in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to this Agreement; or

          (b) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the Partners as soon as practicable.

                                   ARTICLE X
                                 MISCELLANEOUS

          10.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally; three (3) business days after the date of mailing, if mailed, by first class mail, registered or certified, postage prepaid; one (1) business day after delivery to the courier if sent by private receipt courier guaranteeing next day delivery, delivery charges prepaid and, in each case, addressed as follows:

           If to BLC to:

                Brookdale Living Communities, Inc.
                77 West Wacker Drive
                Chicago, Illinois 60601
                Attention: President
                Facsimile No.: (312) 917-0460

                with a copy to:

                Winston & Strawn
                35 West Wacker Drive
                Chicago, Illinois 60601
                Attention: Wayne D. Boberg, Esq.
                Facsimile No.: (312) 558-5700

                and to:

                Brookdale Living Communities, Inc.
                77 West Wacker Drive
                Chicago, Illinois 60601
                Attention: Michael W. Reschke
                Facsimile No.: (312) 917-1511

                and, if to BHI to:

                c/o Brookdale Holdings, Inc.
                77 West Wacker Drive
                Chicago, Illinois 60601
                Attention: President
                Facsimile No.: (312) 917-0460
                with a copy to:

                Winston & Strawn
                35 West Wacker Drive
                Chicago, Illinois 60601
                Attention:  Wayne D. Boberg, Esq.
                Facsimile No.:  (312) 558-5700

                and to:

                Brookdale Living Communities, Inc.
                77 West Wacker Drive
                Chicago, Illinois 60601
                Attention: Michael W. Reschke
                Facsimile No.: (312) 917-1511


or at such other place as the respective Partner may, from time to time, designate in a written notice to the other Partners. All communications among Partners in the normal course of the Partnership business shall be deemed sufficiently given if sent by regular mail, postage prepaid.

          10.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Partners and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

          10.3 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforced by any creditor of the Partnership or any Partner.

          10.4 Remedies Cumulative. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

          10.5 Construction. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Partner.

          10.6 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

          10.7 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

          10.8 Incorporation by Reference. Every exhibit, schedule and other appendix attached to this Agreement and referred to herein is hereby incorporated in this Agreement by reference.

          10.9 Further Action. Each Partner, upon the request of the Managing Partner, agrees to perform all further acts and execute, acknowledge and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

          10.10 Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

          10.11 Governing Law. The laws of the State of Illinois shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the Partners, without regard to the principles of conflicts of laws.

          10.12 Waiver of Action for Partition. Each of the Partners irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Partnership Property.

          10.13 Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Partners had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

                           [signature page follows]

                                   EXHIBIT A
                                   ---------

                             AMENDED AND RESTATED
                             PARTNERSHIP AGREEMENT
                                      OF
                             RIVER OAKS PARTNERS,
                        AN ILLINOIS GENERAL PARTNERSHIP

                                                        GROSS ASSET VALUE OF        PERCENTAGE
NAMES AND ADDRESSES         CAPITAL CONTRIBUTIONS       PROPERTY CONTRIBUTED         INTERESTS
-------------------         ---------------------       --------------------        ----------
Brookdale Living                     N/A                        N/A                    99%
 Communities, Inc.
77 West Wacker Drive
Chicago, Illinois 60601

Brookdale Holdings, Inc.             N/A                        N/A                     1%
77 West Wacker Drive
Chicago, Illinois 60601
                                   ________                                           ____

     TOTALS                          N/A                                              100%
                                     ===                                              ====


                                   EXHIBIT B
                                   ---------


                              PROJECT DESCRIPTION

          IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day first above set forth.



                    PARTNERS:
                    --------

                    BROOKDALE LIVING COMMUNITIES, INC.,
                    a Delaware corporation



                    By: /s/ Mark J. Schulte
                       ---------------------------------

                         Its: President
                             ---------------------------


                    BROOKDALE HOLDINGS, INC., a Delaware
                    corporation



                    By: /s/ Mark J. Schulte
                       ---------------------------------
                         Its: President
                             ---------------------------